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                                                                     Exhibit 5.3


                       [LETTERHEAD OF BATTLE FOWLER LLP]





                                 (212) 856-7000


                                 (212) 339-9150


                                 October 8, 1997




Tower Realty Trust, Inc.
120 West 45th Street
New York, NY 10036

                  Re:  Tower Realty Trust, Inc.
                       Private Placement $10,000,000 of Shares of its Common Stock, par value $.01 Per Share

Ladies and Gentlemen:

                  We have acted as counsel to Tower Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the offer and sale by the Company (the "Private Placement") of an aggregate of $10,000,000 of shares of common stock (the "Shares"), par value $.01 per share (the "Common Stock"), which is scheduled to close concurrently with the closing on the Company's initial public offering of Common Stock. The Shares are being issued pursuant to the stock purchase agreement (the "Stock Purchase Agreement") dated September 19, 1997, by and among the Company and the investors named therein (the "Investors"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

                  You have requested our opinion with respect to the availability of an exemption from registration under the Securities Act of 1933, as amended(the "Securities Act"), for the Private Placement.

                  In connection with this opinion, we have examined the following materials:

                  (a)  an executed copy of the Stock Purchase Agreement; and


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Tower Realty Trust, Inc.                                         October 8, 1997


                  (b) the registration statement on Form S-11 (Registration Number 333-33011)(the "Form S-11 Registration Statement"), pursuant to which the Company proposes to offer and sell up to 13,242,000 shares of Common Stock (including shares covered by an overallotment option).

                  In rendering this opinion, we have assumed the capacity to sign and the genuineness of all signatures of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals and the conformity with the original agreements, instruments or documents of all agreements, and instruments or documents submitted to us as copies.

                  We have also assumed (a) as to all parties other than the Company, the due authorization, execution, acknowledgment as indicated thereon and delivery of documents referred to herein, and the validity, binding effect and enforceability thereof against all parties thereto other than the Company and (b) that each of the Investors has full power, authority and legal right, under its charter and other governing documents and all applicable laws to execute, deliver and perform their respective obligations under the Securities Agreement and the other documents referred to herein to which it is a party. We have further assumed that the consideration required to be paid for the issuance of the Shares and the outstanding shares of stock of the Company pursuant to the Stock Purchase Agreement has in fact been or will be paid to and received by the Company.

                  With respect to matters of fact, we have relied upon the representations made by the Company in the Stock Purchase Agreement and certificates of public officials. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Company, nor have we undertaken any lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

                  You have requested our opinion as to the availability of an exemption for the offer and sale of the Shares from the registration requirements of the Securities Act on the basis of Section 4(2) of the Section Act. Courts have interpreted the exemption from registration provided by Section 4(2) as involving circumstances where the financial sophistication of the offerees


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Tower Realty Trust, Inc.                                         October 8, 1997


and/or the limited manner of the offering render the protections accorded by registration pursuant to the Securities Act unnecessary. We note certain factors which must be considered in order to determine whether an offering of securities is so exempt from registration under the Securities Act. These include, among others, (i) the qualification of offerees and purchasers, (ii) the number of offerees and purchasers involved in the offering (iii) the manner in which the issuer conducts the offering and the presence or absence of any general solicitation or general advertising in connection with the offering, (iv) the extent to which the offerees and purchasers have access to adequate information concerning the issuer and material terms of the investment, and (v) the limitations imposed on resales in order to guard against a distribution of the securities by persons who purport to purchase for investment. Issuers must also consider whether the offering under consideration should be integrated with any other offerings of the issuer occurring closely in time with the offering under consideration (the "Integration Doctrine"). There are no interpretive opinions or other legal precedents that have established definitive standards by which to test compliance with these factors.

                  In particular, with respect to the applicability of the Integration Doctrine, we note that the Company has filed with the Securities and Exchange Commission ("SEC") the Form S-ll Registration Statement and proposes to commence shortly its initial public offering of Common Stock under that registration statement by means of a firm commitment underwriting(the "Registered Offering"). If the offer and sale of the Shares were integrated with the Registered Offering, the exemption from registration under the Act afforded by Section 4(2) of the Act would not be available.

                  The SEC has identified several factors that should be considered in determining whether separate securities offerings should be integrated and treated as part of the same offering. These factors include: (a) whether the offerings are part of a single plan of financing; (b) whether the offerings involve the issuance of the same class of security; (c) whether the offerings have been made at or about the same time; (d) whether the same type of consideration is received; and,(e) whether the offerings are made for the same purpose. There is no dispositive SEC or court precedent as to how the foregoing factors should be applied, how many factors must prevail and what weight should be assigned to each factor. We note that the Integration Doctrine was adopted by the SEC as a means of preventing issuers from circumventing registration under the Securities Act in circumstances where two or more otherwise exempt sales of securities are more appropriately treated as a single offering that does not qualify for an exemption from registration under the Securities Act. Since the adoption of the Integration Doctrine by the SEC, the SEC and courts have recognized
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Tower Realty Trust, Inc.                                         October 8, 1997


that the interpretation of the exemptive provisions of the Securities Act must be based on an analysis of whether the purposes of the Securities Act would be served or frustrated through the application of the subject exemption in the circumstances presented.

                  We note that the Investors are four parallel investment vehicles (the "Funds") that are managed by the same firm, Carlyle Realty, L.P. (the "Manager"), and invest proportionally in all investments on the same terms and conditions, subject to applicable legal, tax or regulatory constraints. The Manager is the real estate investment arm of The Carlyle Group, a private merchant banking and investment firm. The decisions to purchase Shares in the Private Placement for the Funds were made on their behalf by the Manager. We further note that material discussions with the Funds with respect to their investing in the Company commenced prior to the filing of the Company's Form S-11 Registration Statement and did not follow any general public solicitation of the Investors. Each of the Funds is a large institutional accredited investor that was represented by legal counsel in its negotiating the Stock Purchase Agreement. Each Fund has represented in the Stock Purchase Agreement, among other things, that it is a sophisticated and experienced investor capable of evaluating the merits and risks of an investment in the Shares, it has been given the opportunity to make an investigation of the Company's proposed activities and it has been afforded an opportunity to obtain any additional information requested by it. We note the Shares will bear restrictive legends preventing reoffers and resales other than pursuant to registration under the Securities Act or an exemption therefrom. We therefor conclude that the Private Placement, viewed separately, is exempt from registration under Section 4(2) of the Securities Act.

                  We note that a purpose of the Private Placement is to obtain a significant investment from a strategic long-term institutional investor who will be subject a lockup agreement preventing the sale of the Shares for a period of one year and who will otherwise initially be represented by director designated by such investor. The Company will gain from the investing experience and real estate investment contacts of the investor that it believes will follow from the significant investment made by and the board representation granted to the investor; a purpose that cannot be advanced through the sale of its Common Stock to the general investing public in the Registered Offering. In addition, concurrent with the execution of the Stock Purchase Agreement, the Carlyle Group granted a consent that will permit the company to acquire an important asset from one of its predecessors.

                  While there is no definitive precedent from the SEC or the courts which tailors application of the Integration Doctrine to the
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Tower Realty Trust, Inc.                                         October 8, 1997


ultimate statutory policy of the Securities Act (i.e. to protect investors), it is our view that the Funds are capable of fending for themselves and do not need the protections provided by registration under the Securities Act. If the Integration Doctrine is to be applied so as to further the ultimate statutory policy of the Securities Act, we believe no purpose is served by integrating the Private

Placement with the Registered Offering. In our view, the existence of the Private Placement, as an exempt offering occurring contemporaneously with the Registered Offering, does not in any way diminish the protections to be afforded to the investors in the Registered Offering. Furthermore, it would have been inefficient for the Company to have incurred the expense associated with the registration process for the Private Placement which, if viewed separately, is a valid private placement exempt from registration, if the registration process results in little or no benefit to the Investors. The SEC has acknowledged the foregoing policy considerations, at least in part, by its adoption of Rule 144A under the Securities Act which provides a safe harbor from registration for reoffers and resales of certain classes of restricted securities between large institutional investors.

                  Our opinion set forth below should be read in light of the foregoing discussion. Except for the opinion set forth below, we express no opinions and no opinions should be implied. We express no opinion with respect to antitrust laws, environmental laws, the law of fiduciary duty or the requirements of state securities or Blue Sky laws.

                  Our opinion is limited to the laws of the State of New York and the federal law of the United States, and we do not express any opinion as to the laws of any other state or jurisdiction. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

                  Upon the basis of and subject to the foregoing and solely in reliance thereon, we are of the opinion that the offer and sale of the Shares under the Stock Purchase Agreement is exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and would not be integrated with the Registered Offering.

                  We hereby consent to the filing of this opinion as an exhibit to the Form S-11 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.
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Tower Realty Trust, Inc.                                         October 8, 1997


                                               Very truly yours,


                                               /s/ Battle Fowler LLP


                                               Battle Fowler LLP